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                                                                   EXHIBIT 10.36


                     AMENDMENT TO THE RENTAL POOL AGREEMENT

         THIS AMENDMENT (this "AMENDMENT") is made and entered into this 30th day of September, 1997, by and between MULTIMEDIA GAMES, INC., a Texas corporation (the "COMPANY") and EQUIPMENT PURCHASING L.L.C., a Delaware limited liability company ("OWNER").

                              W I T N E S S E T H:

         WHEREAS, on June 30, 1997, Owner and Manager entered into a certain Rental Pool Agreement (the "RENTAL POOL AGREEMENT") whereby the Company agreed to assign to Owner two percent (2%) of the Adjusted Gross Revenue (as defined in the Integrated Gaming Services Agreement Addendum attached thereto) it derived from MegaMania electronic player stations placed at the Chickasaw Nation bingo facility; and

         WHEREAS, the Company and Owner wish to amend the Rental Pool Agreement to provide for an assignment by the Company of Adjusted Gross Revenue derived from MegaMania electronic player stations owned by Owner("EQUIPMENT") located at other bingo locations under Gaming Services Agreements with other tribes (the "GAMING SERVICES AGREEMENTS") and to allow for an increase in the amount of such assignments to Owner.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Recitals. The Recitals of the Agreement shall be deleted in their entirety and revised as follows:

                  WHEREAS, the Company has entered into various agreements with Indian tribes to place MegaMania electronic player stations ("EQUIPMENT") in their bingo facilities in exchange for the Company receiving a specified percentage of the Adjusted Gross Revenue (as defined in the Integrated Gaming Services Agreement Addendum attached as EXHIBIT "A") derived from use of the Equipment (the "COMPANY REVENUE");

                  WHEREAS, the Company and Owner contemplate entering into numerous equipment purchase agreements (the "PURCHASE AGREEMENTS") to consummate Owner's purchase of Equipment from the Company (the "EP EQUIPMENT");

                  WHEREAS, as additional consideration for Owner entering into the Purchase Agreements, the Company shall grant Owner a percentage of the Company Revenue.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:


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         2. Adjusted Gross Revenue. Paragraph 2 shall be deleted in its entirety and replaced with the following:

         As partial consideration for Owner's purchase of the EP Equipment, the Company agrees to assign as much of its Company Revenue received pursuant to the Gaming Services Agreement related to the specific EP Equipment as is necessary, or which the Company desires, to pay Owner's monthly payment due the Company under the promissory note given by Owner to the Company to purchase the specific EP Equipment and to pay Owner's monthly payment due Graves Properties, Ltd. under the promissory note given by Owner to Graves Properties, Ltd. to finance purchase of the specific EP Equipment; provided, however, that no event shall such amount received by Owner be less than two percent (2%) of the Company Revenue (the "OWNER PERCENTAGE"). This assignment does not assign the Company's right to a management fee as provided in the Management Agreement between the parties of even date herewith (the "MANAGEMENT AGREEMENT"). In the event the Company Revenue received from the any particular tribe is modified for any reason, the parties agree that they shall renegotiate the revenue percentages to be received by both parties in good faith. Except for the assignment of the Company Revenue as provided above, the Company shall have no obligation to make payments to Owner.

         3. Effect of Amendment Upon Agreements. Except as otherwise expressly amended by this Agreement, all of the terms and provisions of the Agreements shall be and remain in full force and effect.

         4. Miscellaneous Provisions.

         (a) No party shall assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the other parties which consent shall not be unreasonably withheld.

         (b) Nothing in this Agreement is intended to confer on any person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (c) This Agreement may be executed in any one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         (d) This Agreement shall be governed by the laws of the State of Oklahoma without regard to the conflict of law rules thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.



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                                       MULTIMEDIA GAMES, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       EQUIPMENT PURCHASING L.L.C.

                                       By: Rio Grande Management Corp.


                                           By:
                                              ----------------------------------
                                           Name: Clifton Lind
                                           Its:  President